As filed with the Securities and Exchange Commission on August 7, 2025

Registration No. 333-277282,

333-270012, 333-262999,

333-253535, 333-216728,

333-209829, 333-205245

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-277282

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-270012

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-262999

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-253535

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-216728

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-209829

POST-EFFECTIVE AMENDMENT No. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333-205245

UNDER

THE SECURITIES ACT OF 1933

ALARM.COM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-4247032
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

8281 Greensboro Drive, Suite 100 Tysons, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Alarm.com Holdings, Inc. 2015 Equity Incentive Plan

Alarm.com Holdings, Inc. 2025 Equity Incentive Plan

(Full title of the plan)

Stephen Trundle

Chief Executive Officer

Alarm.com Holdings, Inc.

8281 Greensboro Drive

Suite 100

Tysons, Virginia 22102

(Name and address of agent for service)

(877) 389-4033

(Telephone number, including area code, of agent for service)

With a copy to:

Raquel Fox

Skadden, Arps, Slate, Meagher & Flom LLP

1440 New York Ave NW

Washington, DC 20005

(202) 371-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☑	Accelerated Filer	☐
Non-Accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Form S-8 (Registration No. 333-277282), filed on February 22, 2024, Form S-8 (Registration No. 333-270012) filed on February 24, 2023, Form S-8 (Registration No. 333-262999) filed on February 24, 2022, Form S-8 (Registration No. 333-253535) filed on February 25, 2021, Form S-8 (Registration No. 333-216728) filed on March 16, 2017, Form S-8 (Registration No. 333-209829) filed on February 29, 2016, and Form S-8 (Registration No. 333-205245) filed on June 26, 2015 (collectively, the “Registration Statements”) of Alarm.com Holdings, Inc. (the “Company” or the “Registrant”) filed with the Securities and Exchange Commission (the “Commission”) to register 2,493,408; 2,472,635; 2,512,972; 1,237,090; 2,308,615; 2,279,083; and 4,700,000 shares of common stock, respectively, all with par value $0.01 per share, of the Company (the “Common Stock”), pursuant to the Alarm.com Holdings, Inc. 2015 Equity Incentive Plan, as amended and restated (the “2015 Plan”).

On June 4, 2025 (the “Approval Date”), the stockholders of the Company approved the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan provides that: (i) no new awards may be granted under the 2015 Plan as of the Approval Date (although awards granted under the 2015 Plan prior to the Approval Date (“2015 Outstanding Awards”) will remain outstanding in accordance with their terms and those of the 2015 Plan); and (ii) the shares of Common Stock that were available for grant under the 2015 Plan but were unissued as of the Approval Date (the “2015 Unused Shares”) will become available for issuance pursuant to awards granted under the 2025 Plan.

Accordingly, we are filing this Post-Effective Amendment No. 1 to each of the Registration Statements (the Registration Statements as amended by Post-Effective Amendment No. 1, the “Amended Registration Statements”), pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K, which requires the Company to disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statements, to add the 2025 Plan and reflect that, as of the Approval Date, the previously registered 2015 Unused Shares may be issued under the 2025 Plan, a copy of which is incorporated herein by reference as an exhibit hereto, along with a new opinion as to the validity of the 2015 Unused Shares issuable pursuant to the 2025 Plan. This Post-Effective Amendment No. 1 to the Registration Statements amends and supplements the items listed below. No additional shares of Common Stock are being registered hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*       Information required by Items 1 and 2 of Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from the Amended Registration Statements on Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Alarm.com Holdings, Inc. 2025 Equity Incentive Plan, as covered by these Amended Registration Statements and as required by Rule 428(b)(1). These documents and the documents incorporated by reference in these Amended Registration Statements pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE AMENDED REGISTRATION STATEMENTS

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant is subject to the informational and reporting requirements of Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). The following documents filed by the Registrant with the Commission pursuant to the Exchange Act are incorporated by reference in these Amended Registration Statements:

(a)	The Registrant’s Annual Report on Form 10-K (File No. 001-37461) for the fiscal year ended December 31, 2024, filed with the Commission on February 20, 2025;
(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 9, 2025;
(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the Commission on August 7, 2025;
(d)	The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the Commission on February 20, 2025, March 19, 2025 and June 6, 2025; and
(e)	The Registrant’s description of its Common Stock contained in Exhibit 4.5 to its Annual Report on Form 10-K filed with the Commission on February 24, 2022, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of these Amended Registration Statements and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into these Amended Registration Statements and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into these Amended Registration Statements. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of these Amended Registration Statements to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of these Amended Registration Statements, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is a Delaware corporation. Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except:

•	for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
•	for acts or omissions by a director or officer not in good faith or which involve intentional misconduct or a knowing violation of law;
•	by a director pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions);
•	for any transaction from which a director or officer derived an improper personal benefit; or
•	for an officer in any action or in the right of the corporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

As permitted by the DGCL, the Registrant’s certificate of incorporation and bylaws provide that: (1) the Registrant is required to indemnify its directors to the fullest extent permitted by the DGCL; (2) the Registrant may, in its discretion, indemnify its officers, employees and agents as set forth in the DGCL; (3) the Registrant is required, upon satisfaction of certain conditions, to advance all expenses incurred by its directors in connection with certain legal proceedings; (4) the rights conferred in the bylaws are not exclusive; and (5) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The Registrant has entered into agreements with its directors that require it to indemnify them against expenses, judgments, fines, settlements and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the Registrant’s best interests. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant maintains a directors’ and officers’ liability insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses the Registrant for those losses for which it has lawfully indemnified the directors and officers. The policy contains various exclusions.

See also the undertakings set out in response to Item 9 hereof.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2 (2)	Amended and Restated Bylaws of the Registrant.
4.3 (3)	Form of Common Stock Certificate of the Registrant.
5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP (filed herewith).
23.1*	Consent of PricewaterhouseCoopers LLP (filed herewith).
23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 and incorporated herein by reference).
24.1*	Power of Attorney (included as part of the signature page to these Amended Registration Statements).
99.1 (4)	Alarm.com Holdings, Inc. 2025 Equity Incentive Plan.

* Filed herewith.

(1) Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 10, 2021, and incorporated herein by reference.

(2) Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on March 16, 2023, and incorporated herein by reference.

(3) Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A filed with the Commission on May 22, 2015 (File No. 333-204428), as amended, and incorporated herein by reference.

(4) Filed as Appendix A of the Registrant’s Definitive Proxy Statement on Schedule 14A filed on April 23, 2025, and incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

The Registrant hereby undertakes:

(a) (1) To file during any period in which offers or sales are being made, a post-effective amendment to these Registration Statements:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Amended Registration Statements (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Amended Registration Statements;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Amended Registration Statements or any material change to such information in the Amended Registration Statements;

provided, however, paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Amended Registration Statements;

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Amended Registration Statements shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Amended Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tysons, Commonwealth of Virginia, on August 7, 2025.

ALARM.COM HOLDINGS, INC.

By:	/s/ Kevin Bradley
Kevin Bradley
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Trundle and Kevin Bradley, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to these Amended Registration Statements on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, these Amended Registration Statements on Form S-8 have been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Stephen Trundle	Chief Executive Officer and Director	August 7, 2025
Stephen Trundle	(Principal Executive Officer)

/s/ Kevin Bradley	Chief Financial Officer	August 7, 2025
Kevin Bradley	(Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy McAdam	Chairman of the Board of Directors	August 7, 2025
Timothy McAdam

/s/ Donald Clarke	Director	August 7, 2025
Donald Clarke

/s/ Rear Admiral (Ret.) Stephen Evans	Director	August 7, 2025
Rear Admiral (Ret.) Stephen Evans

/s/ Cecile Harper	Director	August 7, 2025
Cecile Harper

/s/ Darius G. Nevin	Director	August 7, 2025
Darius G. Nevin

/s/ Timothy J. Whall	Director	August 7, 2025
Timothy J. Whall

/s/ Simone Wu	Director	August 7, 2025
Simone Wu